Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements of China Bilingual Technology & Education Group Inc. and Subsidiaries and Shanxi Rising Education Company Limited and Subsidiaries

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of China Bilingual Technology & Education Group Inc. (“CBLY”), the parent company of Shanxi Taiji Industrial Development Co., Ltd. ("Taiji"), and the Shanxi Rising Education Investment Company Limited (the "Target") after giving effect to (1) the consummation of the acqusition of all of the outstanding shares of the Target by Taiji (the “Acqusition”) pursuant to the Equity Transfer Agreement, date August 31, 2011, by  and among Taiji and the equity holders of the Target, and (2) the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet is presented as of the Acquisition date.  The balance sheet of CBLY as of June 30, 2011 and the Target as of August 31, 2011 were used in the preparation of the unaudited pro forma condensed combined balance sheet.  The unaudited pro forma condensed combined statements of income for the twelve months ended June 30, 2011 for CBLY and August 31, 2011 for the Target give effect to the Equity Transfer Agreement and include adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact, and are factually supportable.  The notes to the unaudited pro forma combined condensed financial information describe the pro forma amounts and adjustments presented below.

Determination of the Target purchase price and fair value of assets and liabilities acquired as used in the unaudited pro forma condensed combined financial statements are based upon preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly as CBLY finalizes the valuations of the net tangible assets and liabilities. Any change could result in material variances between the Target's future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the Acquisition been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that CBLY and the Target may achieve on a consolidated basis.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the CBLY's historical consolidated financial statements for the years ended December 31, 2010 and 2009 and accompanying notes included in the CBLY's Form 10-K filed with the Securities and Exchange Commission (SEC) on March 31, 2011 and the CBLY's Quarterly Reports on Form 10-Q for the three months ended March 31, 2011 and six months ended June 30, 2011, filed with the SEC on May 16, 2011 and August 15, 2011, respectively.  The Target’s historical consolidated financial statements for the years ended August 31, 2011 and 2010 and accompanying notes included in the CBLY's Form 8-K filed with the SEC on November 17, 2011.

China Bilingual Technology & Education Group Inc. and Consolidated Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of August 31, 2011

	August 31, 2011	June 30, 2011
	Target	CBLY	Total	Pro forma adjustments		Pro forma
(in thousands)
CURRENT ASSETS
Cash and cash equivalents	$4,461	$12,393	$16,854	$(14,886)	(a)	$1,968
Inventory	-	79	79	-		79
Due from related parties	8,511	-	8,511	(8,511)	(a)	-
Prepayments and other current assets	4,032	1,482	5,514	(4,032)	(a)	1,482
Total Current Assets	17,004	13,954	30,958	(27,429)		3,529

LONG-TERM ASSETS
Property and equipment, net	53,472	26,767	80,239	8,439	(b)	88,678
Construction in process	399	-	399	(399)		-
Land use rights, net	4,617	5,317	9,934	41,300	(c)	51,234
Deposit paid for long-term assets	-	10,215	10,215	(10,215)	(a)	-
Total Long-Term Assets	58,488	42,299	100,787	39,125		139,912

TOTAL ASSETS	$75,492	$56,253	$131,745	$11,696		$143,441

CURRENT LIABILITIES
Accounts and other payables	$2,448	$485	$2,933	$39,213	(d)	$42,146
Deferred revenue	20,984	14,707	35,691	(6,827)	(e)	28,864
Refundable deposits	-	1,055	1,055	-		1,055
Home purchase down payment	-	861	861	-		861
Due to related parties	2,519	-	2,519	(2,519)		-
Accrued expenses and other current liabilities	294	502	796	(294)		502
Total Current Liabilities	26,245	17,610	43,855	29,573		73,428

Long Term Liabilities
Note Payable	-	-	-	31,370	(f)	31,370
TOTAL LIABILITIES	$26,245	$17,610	$43,855	$60,943		$104,798

SHAREHOLDERS’ EQUITY
Common stock	-	30	30	-		30
Capital/Additional paid-in capital	10,201	68	10,269	(10,201)		68
Retained earnings	31,237	36,686	72,405	(31,237)		36,686
Accumulated other comprehensive income	7,809	1,859	5,186	(7,809)		1,859
TOTAL SHAREHOLDERS’ EQUITY	49,247	38,643	87,890	(49,247)		38,643

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$75,492	$56,253	$131,745	$11,696		$143,441

China Bilingual Technology & Education Group Inc. and Consolidated Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Income

Twelve Months Ended August 31, 2011

	12 Months Ended August 31, 2011	12 Months Ended June 30, 2011
	Target	CBLY	Total	Pro forma adjustments	Pro forma
(in thousands)
		Except EPS	Except EPS	Except EPS	Except EPS
REVENUES	$7,810	$24,815	$32,625	$-	$32,625
Cost of Revenues	(6,398)	(11,773)	(18,171)	-	(18,171)
GROSS PROFIT	1,412	13,042	14,454	-	14,454

OPERATING EXPENSES:
General and administrative	(803)	(1,009)	(1,812)	-	(1,812)
TOTAL OPERATING EXPENSES	(803)	(1,009)	(1,812)	-	(1,812)

INCOME FROM OPERATIONS	609	12,033	12,642	-	12,642
Other Income (Expense)	2	37	39	-	39
INCOME BEFORE INCOME TAXES	611	12,070	12,681	-	12,681

Income Taxes	-	-	-	-	-
NET INCOME	$611	$12,070	$12,681	$-	$12,693

Earnings Per Share:
Basic and diluted earnings(loss) per share		$0.40	$0.42	$-	$0.42
Basic and diluted weighted average shares outstanding		30,006	30,006	-	30,006

Pro Forma Adjustments

The pro forma adjustments record the purchase price allocation entries as of August 31, 2011, including allocation of fair values of the associated tangible assets, intangible assets, goodwill and acquired liabilities, to eliminate the Target's historical equity balances and to record the estimated use of cash to fund the cash portion of the Acqusition.  The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet and statements of operations are as follows:

(a)
Reflects adjustment to cash for the estimated use of cash to fund the cash portion of the Acquisition.  At August 31, 2011, CBLY paid approximately $27,429,000 as part of the cash payment.  The pro forma assumption show an adjustment to the cash balance of $14,886,000 at June 30, 2011 and a decrease in the due from related parties, prepayments and other current assets and deposit as applied to the purchase.

(b)	Reflects adjustment to property and equipment to increase the valuation from the Target's historical book value up to the appraised purchase price of $62,309,641.

(c)	Reflects adjustment to land use rights to increase the valuation from the Target's historical book value up to the appraised purchase price of $45,917,164.

(d)
Reflects adjustment to other payables for the increase in debt to fund the Acqusition.  CBLY borrowed approximately $15,685,000 from its bank and has short term seller financing due on August 31, 2012 of $23,527,566.

(e)	Reflects adjustment to prepaid tuition. CBLY will assume certain prepaid tuition and collect the cash received from students of the Company's school.

(f)	Reflects adjustment to note payable for the increase in debt to fund the Acqusition. CBLY will make two payments to the seller of $15,685,044 each at August 31, 2012 and 2013, respectively.

4